                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 7, 2007
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                                WATER CHEF, INC.
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               (Exact name of Registrant as Specified in Charter)

                  Delaware               0-30544               86-0515678
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        (State or Other Jurisdiction   (Commission           (IRS Employer
              of Incorporation)        File Number)        Identification No.)

              68 South Service Road, Suite 100, Melville, NY 11747
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              (Address of Principal Executive Offices)   (Zip Code)

        Registrant's telephone number, including area code (631) 577-7915
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        (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17
CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On September 7, 2007, Water Chef, Inc. (the "Company") entered into a securities purchase agreement (the "Loan Agreement") with Southridge Partners LP and Southshore Capital Fund Ltd. as more fully described in Item 2.03 hereof. A copy of the Loan Agreement is attached hereto as EXHIBIT 99.1 and incorporated herein by reference.

      On September 7, 2007, the Company entered into a private equity credit agreement (the "Equity Agreement") with Brittany Capital Management Limited as more fully described in Item 2.03 hereof. A copy of the Equity Agreement is attached hereto as EXHIBIT 99.7 and incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT  FINANCIAL  OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

      On September 7, 2007, the Company entered into the Loan Agreement, dated as of August 27, 2007, with Southridge Partners LP and Southshore Capital Fund
Ltd. pursuant to which the Company borrowed an aggregate of $250,000 (the
"Loan") at an interest rate of 10% per annum. In consideration for the Loan, the
Company issued warrants for an aggregate of 1,384,786 shares of the Company's common stock. The outstanding principal amount of the Loan and all accrued and unpaid interest are due and payable 180 days after the closing of the loan, or
March 5, 2008 (the "Maturity Date"). The holders of the notes are entitled to convert all or a portion of the Loan into shares of the Company's common stock.
The Company may in its discretion, but subject to certain conditions, pay accrued interest in shares of the Company's common stock at the applicable conversion price.

      The notes and warrants provide the rights of the holders to convert its note or exercise its warrant is limited to such actions that will not result in the holder being the beneficial owner of more than 4.99% of the Company's outstanding common stock at that time.

      The Loan Agreement provides that the two lenders are obligated to loan the
Company an additional aggregate amount of $150,000 when the Registration
Statement referred to below is declared effective. The maturity date of that loan will be 180 days after the second closing. The investors will also be issued warrants to purchase a proportionate number of shares of the Company's common stock. The exercise price of the warrants issued on the second closing date will be based on the closing bid price of the Company's common stock immediately before that closing. Otherwise the substantive terms and conditions of the notes and warrants to be issued on the second closing date will be same as those in the notes and warrants issued on September 7, 2007.

      On September 7, 2007, the Company and the two lenders also entered into a
Registration Rights Agreement, dated as of August 27, 2007, pursuant to which the Company is obligated to file and use its best efforts to get declared effective, a registration statement covering, among other things, the resale by the investors of the shares issuable on conversion of the notes or exercise of the warrants from the initial and second closings.

      On September 7, 2007, the Company entered into the Equity Agreement with
Brittany Capital Management Limited pursuant to the Company may, at its discretion, periodically sell to Brittany Capital Management Limited shares of the Company's common stock for a total purchase price of up to $5.0 million's common stock. For each share of common stock purchased under the Equity
Agreement, Brittany Capital Management Limited will pay the Company 94% of the three lowest closing bid prices during the valuation period of the Company's common stock on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 trading days immediately following the notice date. Brittany Capital Management Limited's obligation to purchase shares of the Company's common stock under the Equity Agreement is subject to certain conditions, including volume limitations, the Company obtaining an effective registration statement for shares of common stock sold under the Equity Agreement and, among other things, is limited to purchases that will not result in Brittany Capital Management Limited's being the beneficial owner of more than 4.99% of the Company's outstanding common stock at that time.
Additionally, with each Put Notice, the Company can establish a Floor Price for the Closing Bid Price.

      The foregoing description of the terms and conditions of the Loan
Agreement, notes, warrants, Registration Rights Agreement and the Equity
Agreement described herein are only summaries of some of the material provisions of such agreements and does not purport to be complete and does not restate such agreements in their entirety.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

      In consideration for the Loan, the Company issued warrants for an aggregate of 1,384,786 shares of the Company's common stock to Southridge
Partners LP and Southshore Capital Fund Ltd. at an exercise price of $0.096 per share. The warrants expire approximately three years after the effective date of the registration statement referred to in the Registration Rigths Agreement to which the Company and these lenders are parties. In addition, at any time these lenders are entitled to convert all or a portion of their respective Loan amounts into shares of the Company's common stock at a conversion price equal to the lower of $0.12 per share or 82.5% of the average of the three lowest closing bid prices for the 10 trading days immediately preceding the conversion date
(each of which amounts is subject to adjustment in the event of certain capital events or if the Company enters into subsequent transactions meeting certain criteria). The Company may in its discretion, but subject to certain conditions, pay accrued interest in shares of the Company's common stock at the applicable conversion price. The Company issued these shares in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and
Regulation D promulgated there under.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)  Exhibits.

           99.1   Securities Purchase Agreement, dated as of August 27, 2007, by and between Water Chef, Inc., Southridge Partners LP and
                  Southshore Capital Fund Ltd.

           99.2   Registration Rights Agreement, dated as of August 27, 2007, by and between Water Chef, Inc. and Southridge Partners LP.

           99.3   10% Convertible Promissory Note issued by Water Chef, Inc. on
                  September 7, 2007 to Southridge Partners LP for the principal sum of $200,000.

           99.4   10% Convertible Promissory Note issued by Water Chef, Inc. on
                  September 7, 2007 to Southshore Capital Fund Ltd. for the
                  principal sum of $50,000.

           99.5   Common Stock Purchase Warrant issued to Southridge Partners
                  LP, dated September 7, 2007, to purchase 1,107, 829 shares of common stock.

           99.6   Common Stock Purchase Warrant issued to Southshore Capital
                  Fund Ltd., dated September 7, 2007, to purchase 276,957 shares of common stock.

           99.7   Private Equity Credit Agreement, dated as of September 7,
                  2007, by and between Water Chef, Inc. and Brittany Capital
                  Management Limited.

           99.8   Registration Rights Agreement, dated as of September 7, 2007, by and between Water Chef, Inc. and Brittany Capital
                  Management Limited.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WATER CHEF, INC.
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                                                  (Registrant)

Date: September 10, 2007
                                       By: /s/ Leslie J. Kessler
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                                           Leslie J. Kessler
                                           President and Chief Executive Officer